UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASN TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	7370	47-1210911
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
10291 South 1300 East, #118 Sandy, UT 84094
(address of principal executive offices)
Registrant's telephone number, including area code:	(385) 444-0767
Nevada Agency and Transfer Company 50 West Liberty Street, Suite 880 Reno, NV 89501
(Name and address of agent for service of process)
Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                              Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:

Anthony D. Guenther, Esq.

3261 E. Warm Springs Road

Las Vegas, Nevada 89120

Ph: (702) 589-5170 | email: adg@adguentherlaw.com

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock	1,500,000	$0.01	$15,000.00	$1.93

(1)	This price was arbitrarily determined by ASN Technologies, Inc.
(2)	Calculated on the basis of the maximum aggregate offering price of all securities being registered in accordance with Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

ASN TECHNOLOGIES, INC.

1,500,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated September 22, 2014

This prospectus relates to our offering of 1,500,000 new shares of our common stock at an offering price of $0.01 per share. The minimum investment amount for a single investor is $250 for 25,000 shares. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. All funds received as a result of this offering will be immediately available to us for our general business purposes.

The Maximum Offering amount is 1,500,000 shares ($15,000). Our estimated expenses for this Offering are $7,751.93. Although we do not intend to utilize proceeds from the Offering to pay offering expenses, the maximum net proceeds of the Offering, after deduction of our projected offering expenses, will be $7,248.07. Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may not receive sufficient proceeds from the offering to pursue our business plan. Further, we can offer no assurance that all or any of the shares offered will be sold and we face a risk that the total proceeds of the Offering will not be sufficient to cover the offering expenses incurred.

We are not a ‘blank check’ company and have no plans or intentions to engage in a merger or acquisition with any other company or other entity.

There will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and Director, who will not be paid any commission for such sales.

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of any holders of “restricted securities,” as defined under Rule 144 promulgated under the Securities Act, to re-sell their shares may be limited by applicable regulations.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: September 22, 2014

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3

Summary

ASN Technologies, Inc.

The Company

We were incorporated as ASN Technologies, Inc. on June 26, 2014 in the State of Nevada for the purpose of designing and developing a location-based mobile application that allows users to share information about nearby social and other events. Our initial application, code name: ‘death-valley’, will allow users to report, comment on, and view reports and comments about events happening around them. Unlike other applications, ‘death-valley’ will focus on the users’ locations and the content of their entries, rather than socially-based networks, to allow the sharing of nearby events in real time. We are seeking funding for the purpose of further development and marketing of our application, as well as general working capital purposes. We are a development stage company and have not generated any revenues to date.

We currently have no marketable product, no customers, and no established source of revenue. We have developed a functional prototype of the ‘death-valley’ application which has been deployed to the web at http://death-valley.asnti.com. By early 2015, we expect to release a fully-functional web application which can be promoted to the public and demonstrated to potential advertisers who may be interested in posting sponsored events. By late 2015, we plan to release native mobile clients for the iPhone and Android mobile operating systems. We expect that our initial source of revenues will come in the form of sponsored postings by bars, restaurants, and other venues whereby these customers can, for a fee, post clearly identified sponsored events in their venue to the application. For the foreseeable future, we intend to rely upon sponsored postings by advertisers as our planned source of revenue. We have incurred net losses to date and expect to continue to incur net losses until such time as future revenues from advertisers posting sponsored events to our application become sufficient to support our operating costs. We can offer no assurance that we will generate significant revenue from our application or that, if revenue is generated, that we will be profitable.

As of June 30, 2014, we had $10,000 in current assets and liabilities of $2,919. Accordingly, we had working capital of $7,081 as of June 30, 2014. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus. Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that the proceeds received will be insufficient to allow us to execute on our business plan.

We are offering for sale to investors a maximum of 1,500,000 shares of our common stock at an offering price of $0.01 per share (the “Offering”). Our business plan is to use the proceeds of this offering for initial advertising costs and other expenses during our first year of operation.

The minimum investment amount for a single investor is $250 for 25,000 shares.  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 1,500,000 shares ($15,000).

Our address is 10291 South 1300 East, #118, Sandy, UT 84094. Our phone number is (385) 444-0767.  Our fiscal year end is June 30.

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The Offering

Securities Being Offered	Up to 1,500,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.01 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	1,500,000

Securities Issued and to be Issued	10,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Daniel Davis, owns 100% of the common shares of our company and therefore has substantial control. Upon the completion of this offering, our officer and director will own an aggregate of approximately 86.96% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	11,500,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $15,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information
Balance Sheet Data	Fiscal Year Ended June 30, 2014 (audited)
Cash	$10,000
Total Assets	10,000
Liabilities	2,919
Total Stockholder’s Equity	7,081
Statement of Operations	June 26, 2014 (date of inception) to June 30, 2014 (audited)
Revenue	$0
Net Profit (Loss) for Reporting Period	$(2,919)

5

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

Because we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies."

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act").  We will remain an "emerging growth company" for up to five years, or until the earliest of:

        (i)    the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

       (ii)   the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

       (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

  not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);
  reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
  exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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Because we currently have no marketable product, customers, or established source of revenue, we can offer no assurance that we will generate significant revenues or become profitable in the future.

We currently have no marketable product, no customers, and no established source of revenue. We have incurred net losses to date and expect to continue to incur net losses until such time as future revenues from advertisers posting sponsored events to our application become sufficient to support our operating costs. Our application will require significant additional development prior to public release. We can offer no assurance that our application will be successfully brought to market, that we will generate significant revenue from our application or that, if revenue is generated, that we will be profitable.

Because we are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, the ability of any holders of “restricted securities,” as defined under Rule 144 promulgated under the Securities Act, to re-sell their shares may be limited by applicable regulations and our ability to attract additional investment through private offerings may be limited.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, any “restricted securities,” as defined under Rule 144 promulgated under the Securities Act, may not be resold in reliance on safe harbors provided under Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company. As a result, we may experience difficulty in raising additional capital through private offerings of common stock or other securities until such time as we are no longer a “shell company” and have met the other requirements described above. For so long as the safe harbors provided under Rule 144 are not available to holders of restricted securities, our ability to raise significant additional capital to implement our business plan or to sustain future operations in any offering other than a registered public offering may be severely limited. To the extent that any capital from future private offerings is available to us, the investors may demand re-sale registration rights in connection with such offerings or otherwise insist on terms which make such financings unattractive or infeasible.

If we do not obtain additional financing, including the financing sought in this offering, our business will fail.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the development and marketing of our new mobile application, and other start-up costs. Our cash requirements over the current fiscal year are expected to be approximately $15,000.  As of June 30, 2014, we had cash on hand in the amount of $10,000 and working capital in the amount of $7,081.  Accordingly, our business will likely fail if we are unable to successfully complete this Offering at or near the maximum offering amount.  In order to execute on our business plan over the next twelve months, we will require additional funding at or near the maximum offering amount ($15,000). Using only existing capital resources, and if no funding is received through the offering or otherwise, we will have sufficient funds to conduct our planned operations until approximately February of 2015, at which point we will lack the resources to embark on our planned marketing efforts. In addition, we will be required to seek additional financing by the end of our current fiscal year in order continue the development and expansion of application. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing beyond the initial equity financing sought through this offering will be subject to a number of factors, including our ability to show early growth in our user base. These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

If we cannot rapidly attract users to our application on a cost-effective basis, we will not be able to grow a significant user base, which will harm the development and usefulness of the application and will ultimately result in a cessation of operations.

Our success will depend on our ability to attract users to our application on cost-effective terms. Our initial strategy to attract users to our application consists of generating new user interest through signage advertising the application in locations like bars, restaurants, music venues, and airports. We expect to rely on signage-based advertising with incorporated bar codes as the primary source of initial users of the application in the short term, with word of mouth and viral marketing as secondary sources leading to substantial future growth in the user base. Our marketing strategy may not be enough to attract sufficient users to our application. Because the death-valley application will be dependent upon a significant number of users adopting the application and using it to report events, the quality and usefulness of the application itself is dependent upon its adoption by a growing number of users. If we are unsuccessful at attracting a sufficient amount of users, our ability to grow the user community over time, and our long term prospects, will be harmed.

Because consumer preferences change frequently, our planned application will require periodic product improvement and introduction of new features.

As a result of changing consumer preferences, many mobile applications are successfully marketed for only a limited period of time. Even if our planned death-valley mobile application shows early signs of promise, there can be no assurance that our planned application will continue to be popular for an extended period of time. Our success will be dependent upon our ability to develop new and improved features and services which respond to the preferences of our user base. If we fail to introduce useful new features on a regular basis and to achieve and sustain ongoing market acceptance, our business will ultimately fail.

If we experience unauthorized access of confidential user information transmitted over public networks, our ability to attract and retain users could be adversely affected.

Our members will transmit some confidential personal information to us over public networks, and the unauthorized access of such information by third parties could harm our reputation and significantly hinder our efforts to attract and retain users. We will rely on a variety of security techniques and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including user e-mail addresses and other information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology we plan to use to protect customer transaction data and adversely affect our ability to attract and retain users.

7

Because our sole officer and director has no prior experience as a chief executive, as the head of a public company, or as a successful mobile application developer, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Davis, lacks any prior experience as a company chief executive.  In addition, Mr. Davis has no experience managing a publicly reporting company.  Accordingly, Mr. Davis will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.  In addition, Mr. Davis has no prior experience successfully developing mobile applications. As a result, his management of the development process for the application, the launch of the application, and the process for refining and evolving the application in response to user preferences may be less capable and effective than the leadership available to our competitors and we may have difficulty successfully marketing our application to the public.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future. As of June 30, 2014, we had cash in the amount of $10,000. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected. Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares.

Because our president only provides his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Davis, our founder and sole officer and director, currently devotes 5 to 10 hours per week to our business affairs.  If the demands of our business require the full business time of Mr. Davis, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

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Risks Related To Legal Uncertainty

If we are unable to protect our intellectual property, we may lose valuable assets.

Our ability to compete will depend in part upon proprietary algorithms and other technology underlying the design and execution the service we plan to offer through our mobile application. We will rely on trade secret and copyright laws to protect our intellectual property. Despite our efforts to protect our intellectual property, a third party could copy or otherwise obtain our proprietary information without authorization and thereby develop systems directly competitive to ours. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology or duplicate our product.

We may have to resort to litigation to enforce our intellectual property rights, to protect our trade secrets or know-how, or to determine their scope, validity or enforceability. Enforcing or defending our proprietary technology could be expensive, could cause the diversion of our resources, and may not prove successful. Our protective measures may prove inadequate to protect our proprietary rights, and any failure to enforce or protect our rights could cause us to lose a valuable asset.

If our planned mobile application is used furtherance of unlawful activity, we may incur unexpected liabilities.

As with any new technology, especially web technology, global implications of usage cannot always be foreseen.  Many recent technologies have allowed desired and undesired usage of their system that have had both intended and unintended results. As with any company offering a web based application, we face a risk that the application may be used in connection with illegal activity. One of the features of our application is the lack of orientation around a specific (logged-in) user.  This design factor necessarily makes policy enforcement more difficult than in normal ‘social’ applications. If our application is used unlawfully, we may have difficulty preventing and/or terminating such unlawful use. In addition, we may face unexpected liabilities if it is alleged that our procedures for preventing unlawful use of the application are insufficient.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board and on the electronic quotation system operated by OTC Markets, Inc. If for any reason, however, our securities are not eligible for initial or continued quotation on the over-the-counter markets, or if a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

9

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.01 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 1,500,000 shares of common stock offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$15,000	100.0%
Commission[1]	$0	0.0%
Net Proceeds	$15,000	100.0%
USE OF NET PROCEEDS
Marketing expense[2]	$8,000	53.33%
Legal and accounting[3]	$5,000	33.33%
Working capital[4]	$2,000	13.34%
TOTAL APPLICATION OF NET PROCEEDS	$15,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Marketing expense:  We intend to use approximately $8,000 of the net proceeds of this Offering for expenses related to marketing our new application, primarily through signage which features a bar code directing users to the application.

3Legal and Accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs.

4 Working capital:  The remainder of the proceeds will be reserved for general working capital

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering[1]	Percent	Amount Assuming 50% of Offering[2]	Percent	Amount Assuming 25% of Offering[3]	Percent
GROSS OFFERING	$11,250	100.0%	$7,500	100.0%	$3,750	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$11,250	100.0%	$7,500	100.0%	$3,750	100.0%
USE OF NET PROCEEDS
Marketing expense	$6,250	55.56%	$2,500	33.33%	$0	0%
Legal and accounting	$5,000	44.44%	$5,000	66.67%	$3,750	100%
Working capital	$0	0%	$0	0%	$0	0%
TOTAL APPLICATION OF NET PROCEEDS	$11,250	100.0%	$7,500	100.0%	$3,750	100.0%

1 In the event that only 75% of the maximum offering is received, we intend to slightly reduce the amount of the proceeds allocated to marketing and eliminate the reserve for working capital.

2 In the event that only 50% of the maximum offering is received, we will be forced to substantially curtail our marketing efforts.

3 In the event that only 25% of the maximum offering is received, our business plan will be substantially impaired and the proceeds of this offering will be devoted only to maintaining basic regulatory compliance through legal and accounting expenses.

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Determination of Offering Price

The $0.01 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of June 30, 2014 was $7,081 or approximately $0.0007081 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2014.   Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 1,500,000 shares of common stock for $15,000, net tangible book value will be approximately $0.00192 per share.  This will represent an immediate increase of approximately $0.00121 per share to existing stockholders and an immediate and substantial dilution of approximately $0.00808 per share, or approximately 80.8%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of June 30, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.01 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	10,000,000	86.96%	$10,000
New Investors	1,500,000	13.04%	$15,000
Total	11,500,000	100.00%	$25,000

Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

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The Offering will be Sold by Our Officer and Director

We are offering up to a total of 1,500,000 shares of common stock. The offering price is $0.01 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,500,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officer and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

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Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $250 for 25,000 shares. All checks for subscriptions must be made payable to "ASN Technologies, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of June 30, 2014, there were 10,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors has the authority to issue shares of preferred stock, and it is further authorized to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

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Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anthony D. Guenther, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

KLJ & Associates, LLP, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  KLJ & Associates, LLP has presented their report with respect to our audited financial statements.  The report of KLJ & Associates, LLP is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 10291 South 1300 East, #118, Sandy, UT 84094.

Company Overview

We were incorporated as ASN Technologies, Inc. on June 26, 2014 in the State of Nevada for the purpose of designing and developing a location-based mobile application that allows users to share information about nearby social and other events. Our initial application, named death-valley, will allow users to report, comment on, and view reports and comments about events happening around them. Unlike other applications, death-valley will focus on the users’ locations, rather than socially-based networks, in order allow the sharing of nearby events in real time.

Through this offering, we are seeking funding for the purpose of marketing of our application, as well as general working capital purposes. We are a development stage company and have not generated any revenues to date.

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The Death Valley Application

In today’s age of everything-mobile-everything-social applications, we believe there is a void in the marketplace for applications that do not require an identified ‘who’. Availability of ‘connected’ applications is sorely lacking for people who either care about privacy or want to remain anonymous. We aim to provide mobile applications focusing on the other “5 Ws” (What, When, Where, How, not ‘Who’). The first application that we plan to release is code-named ‘death-valley’. ‘death-valley’ is an application that determines a user’s location and allows them to enter a comment about something around them, like an event, a performance, or other happening. The application is somewhat like a geographically-based Twitter, but without the identified user, only the tweet.

‘death-valley’ will be unique in that it will only allow users within a geographic proximity to see and post about current events within a limited distance of their geographic radius. In other words, it would not be possible for someone in San Francisco to lookup events in Salt Lake City without actually physically being near Salt Lake City itself. ‘death-valley’ automatically hides or removes ‘stale’ events so that only recent data is available. This helps answer the use case of a user flying into an unknown city and being able to answer the question, “what are the interesting things around me?” Existing social network-based applications are focused on answering “what happened at some point in the past as reported by some specific person in my social network?” We believe that a significant number of mobile users will be interested in knowing “what is happening now and near me?”

The features and focus of the death-valley’ application will necessarily change over time as the system gains more users and we are able to determine what is most useful to them. In addition, the success of the application will be dependent on a growing user base, as it will rely upon users to continue inputting current events around them in order to be useful. Data restriction parameters (e.g., temporal attenuation, geographic restriction) can be tuned at any time to allow more or less restriction depending on the success of the application. For instance, if it becomes apparent that users in San Francisco are interested in events in Salt Lake City that happened last week, or possibly last month, the default data restriction rules can be made less stringent.

In order to mitigate the risk that our application could be used for unlawful activity, we plan to initiate ongoing service and usage monitoring to determine potential usage problems as they arise. Prior to public release of the native mobile applications, Terms of Service documents will be developed and continually updated to communicate to users the intended usage of the system.  Any violation will result in technical ramifications to correct the situation as it arises. Software tools will need to be written to help determine policy violations.  For example, basic pattern recognition software can be implemented to search the text of entries for known violations.  Offending computer IP addresses can be blocked from usage (black-listed).

Status and Development to Date

We have developed a working prototype of ‘death-valley’ which has been deployed as a web application. Currently, the web application has the minimal functionality required to demonstrate its core concepts. The current version can be explored for functional concept viability and will be expanded with additional features going forward.

The prototype web application can be accessed at: http://death-valley.asnti.com. When accessed, the application will obtain permission to track the user’s location and will display the user’s location on a map, with a listing of nearby events. When accessed from Salt Lake City, for example, the application displays as follows:

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A description of reported events and the approximate time of the reports is shown adjacent to the user’s location map. The user can click on the “report an event” button to report a new event in their immediate vicinity. The report form then displays as follows:

The user’s latitude and longitude are shown and a text box is offered for the user to type an event description. Clicking the “Create Event” button will post the event to the system and it will be visible to users in the vicinity of the location from which the event was posted.

Marketing and Competition

The death-valley application is unique in that the event postings made by, and available to, its users will be based on their current location and the current time, rather than the identity of individuals in their social network. Although the application will in some sense compete with established social applications like Twitter, Facebook, and others, our strategy is to take a different approach to mobile networking that is “a-social” rather than social. In this way, we believe we can provide a different kind of utility to mobile users without directly challenging the established social-based mobile applications.

We plan to initially market the application using signage and flyers in bars, restaurants, airports, concert venues, and other busy locations. The signage will include a bar code that can be scanned with the user’s mobile phone and will direct them to the application. Although we anticipate that advertising will be the primary source of initial users of the application in the short term, we will look to word of mouth and viral marketing as secondary sources leading to substantial future growth in the user base. There is no guarantee, however, that our efforts will be successful and that we will be able to generate significant or sustained growth in active users of the death-valley application.

There are several existing applications that allow for location-based data and message filtering.  This general concept is not new and is employed by a wide variety of web and mobile applications.  Examples include Google Earth, Yelp, Twitter, Facebook, and even IMDB for searching movies based on a zip code. We believe that ‘death-valley’ is different from these various other applications, however, because in our application the data is temporally-attenuated as well as arbitrarily restricted to a user’s current whereabouts.  The data itself is not intended to revolve around specific users, but anonymous contributors in specific locations.  We believe that, when compared to other applications that allow for location-based filtering, our application brings a greater focus on the ‘here’, ‘now’, and ‘what,’ rather than on just the basic ability to filter by geography.

Revenue Model

Our methods for generating revenue from the ‘death-valley’ application will necessarily depend upon the future make-up of our user base as it develops and on the additional features of the application as it grows and changes in response to the demands of our users. For our initial year of operations, our primary goal will be to release the application and to begin growing a substantial user base. We intend to make the application available for free to users. We expect that our initial source of revenues will come in the form of sponsored postings by bars, restaurants, and other venues whereby these customers can, for a fee, post clearly identified sponsored events in their venue to the application. For the foreseeable future, we intend to rely upon sponsored postings by advertisers as our source of revenue.

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Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent, trademark, or other significant intellectual property.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our planned operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

Employees

We currently have no other employees other than our sole officer and director, Daniel Davis. Mr. Davis is our President, CEO, CFO, and sole member of the Board of Directors.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property.  We maintain our corporate office at 10291 South 1300 East, #118, Sandy, UT 84094.  Our sole officer and director provides office services without charge. There is no obligation for him to continue this arrangement.

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Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, NV 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

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Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act, and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a shell company and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

21

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of June 30, 2014;
F-3	Statement of Operations from June 26, 2014 (date of inception) to June 30, 2014;
F-4	Statement of Stockholder's Equity as of June 30, 2014;
F-5	Statement of Cash Flows from June 26, 2014 (date of inception) to June 30, 2014; and
F-6	Notes to Financial Statements.

22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors of

ASN Technologies, Inc.

Sandy, Utah

We have audited the accompanying balance sheet of ASN Technologies, Inc., as of June 30, 2014, and the related statement of operations, stockholder’s equity, and cash flows for the period from June 26, 2014 (date of inception) to June 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASN Technologies, Inc., as of June 30, 2014 and the results of their operations and cash flows for the period from June 26, 2014 (date of inception) to June 30, 2014, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that ASN Technologies, Inc. will continue as a going concern. As discussed in Note4 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
St. Louis Park, MN
August 15, 2014

1660 South Highway 100

Suite 500

St . Louis Park, MN 55416

630.277.2330

F-1

ASN TECHNOLOGIES, INC.

BALANCE SHEET

AS OF JUNE 30, 2014

ASSETS	June 30, 2014

Current Assets
Cash and cash equivalents	$10,000
Total Current Assets	10,000

Total Assets	$10,000
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accrued expenses	$2,919
Total Current Liabilities	2,919

Stockholder’s Equity
Preferred stock $.001 par value 10,000,000 shares authorized 0 outstanding	—
Common stock, $.001 par value, 90,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000
Accumulated deficit	(2,919)
Total Stockholder’s Equity	7,081
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$10,000

See accompanying notes to financial statements.

F-2

ASN TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 26, 2014 (DATE OF INCEPTION) TO JUNE 30, 2014

Period from June 26, 2014 (Inception) to June 30, 2014

REVENUES	$0

OPERATING EXPENSES
Legal fees	2,919
TOTAL OPERATING EXPENSES	2,919

LOSS FROM OPERATIONS BEFORE PROVISION FOR FEDERAL INCOME TAX	(2,919)

PROVISION FOR FEDERAL INCOME TAX	—

NET LOSS	$(2,919)

LOSS PER SHARE: BASIC AND DILUTED	$(.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

See accompanying notes to financial statements.

F-3

ASN TECHNOLOGIES, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

AS OF JUNE 30, 2014

	Common stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Inception, June 26, 2014	—	$—	$—	$—	$—

Issuance of common stock to founders for cash	10,000,000	10,000	—	—	10,000

Net loss for the period ended June 30, 2014	—	—	—	(2,919)	(2,919)

Balance, June 30, 2014	10,000,000	$10,000	$0	$(2,919)	$7,081

See accompanying notes to financial statements.

F-4

ASN TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 26, 2014 (DATE OF INCEPTION) TO JUNE 30, 2014

Period from June 26, 2014 (Inception) to June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(2,919)
Changes in operating assets and liabilities:
Accrued expenses	2,919
Net Cash Used in Operating Activities	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	10,000
Net Cash Provided by Financing Activities	10,000

Net Increase in Cash and Cash Equivalents	10,000

Cash and Cash Equivalents, Beginning of Period	—

Cash and Cash Equivalents, End of Period	$10,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—
Income taxes paid	$—

See accompanying notes to financial statements.

F-5

ASN TECHNOLOGIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

ASN Technologies, Inc. (“ASN” or the “Company”) was incorporated in Nevada on June 26, 2014. ASN has not yet realized any revenues from its planned operations. ASN is currently in the business of developing a location-based mobile app for sharing information about social and other events.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a June 30 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $10,000 cash as of June 30, 2014.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The Company’s financial instruments include cash and cash equivalents, and accrued expenses. The carrying amount of the Company’s short term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.  See Note 3 regarding going concern matters.

Income Taxes

Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

F-6

ASN TECHNOLOGIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no common stock equivalents as of June 30, 2014.

Recent Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board ("FASB") issued update ASU 2014-10, Development Stage Entities (Topic 915).   Amongst other things, the amendments in this update removed the definition of development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from US GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows and shareholders’ equity, (2) label the financial statements as those of a development stage entity;  (3) disclose a description of the development stage activities in which the entity is engaged and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.  The amendments are effective for annual reporting periods beginning after December 31, 2014 and interim reporting periods beginning after December 15, 2015, however entities are permitted to early adopt for any annual or interim reporting period for which the financial statements have yet to be issued.  The Company has elected to early adopt these amendments and accordingly have not labeled the financial statements as those of a development stage entity and have not presented inception-to-date information on the respective financial statements. ASN does not expect the adoption of this accounting pronouncement to have a significant impact on the Company’s results of operations, financial position or cash flows.

Stock-Based Compensation

As of June 30, 2014, the Company has not issued any share-based payments to its employees or third-party consultants.

The Company will account for stock options issued to employees and consultants under Accounting Standards Codification (“ASC”) 718 “Compensation-Stock Compensation”. Under ASC 718, share-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee's requisite vesting period.

The Company will measure compensation expense for its non-employee stock-based compensation under ASC 505 “Equity”. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to stock-based compensation expense and credited to additional paid-in capital.

Revenue Recognition

The Company has yet to realize revenues from operations.  Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

F-7

ASN TECHNOLOGIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 2 – CAPITAL STOCK

The Company has 10,000,000 shares of $0.001 Preferred stock and 90,000,000 shares of $0.001 par value common stock authorized.

On June 30, 2014, ASN issued 10,000,000 shares of common stock to its founding shareholder for $10,000 cash.

NOTE 3 – INCOME TAXES

As of June 30, 2014, the Company had net operating loss carry forwards of approximately $2,919 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the years ended June 30:

2014
Federal income tax benefit attributable to:
Current operations	$992
Less: valuation allowance	(992)
Net provision for Federal income taxes	$—

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows at June 30:

2014
Deferred tax asset attributable to:
Net operating loss carryover	$992
Less: valuation allowance	(992)
Net deferred tax asset	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $2,919 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership, occur net operating loss carry forwards may be limited as to use in future years.

NOTE 4 – GOING CONCERN

ASN Technologies, Inc. has not generated any revenues, has losses from operations, and has limited working capital to carry out its business plan. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of ASN Technologies, Inc. to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations or acquiring or merging with a profitable company. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirements; however, there can be no assurance the Company will be successful in these efforts.

F-8

ASN TECHNOLOGIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 5– COMMITMENTS

ASN neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company’s management has analyzed its operations through the date on which the financial statements were issued, and has determined it does not have any material subsequent events to disclose.

F-9

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Planned Operations and Budget for Fiscal Year Beginning July 1, 2014

We have coded an initial version of the death-valley application and are in the process of further developing and testing it. During the current fiscal year, we intend to focus on releasing the application and on beginning to grow our user base. We intend to release the application in early 2015 and to undertake our initial marketing efforts shortly thereafter.

As discussed above, we have developed a prototype of the ‘death-valley’ application which has been deployed to the web at http://death-valley.asnti.com. By early 2015, we expect to release a fully-functional web application which can be promoted to the public and demonstrated to potential advertisers who may be interested in posting sponsored events. We intend our fully-functional web application to have improved visual design and aesthetics. In addition, the fully-functional web app will likely feature the “tagging” of reported events by subject or keyword, making the application searchable by users interested in certain types or categories of reported events. In addition to improving the usefulness of the app, we believe this feature will also strengthen our efforts to market paid sponsored events to advertisers, who can target their postings based on the subjects suggested by user tags and related searches. By late 2015, we plan to release native mobile clients for the iPhone and Android mobile operating systems.

Our timeline for development of the application through the end of 2015 is as follows:

Development of the basic prototype was performed by Mr. Davis and we expect to continue performing the web application development in house. In the second half of the 2015 calendar year, we expect to retain outside programmers on a contract basis to develop the native Android and iPhone applications. The programming performed by those working under contract will be performed under agreement as “work for hire” and we will retain all rights to the intellectual property developed.

23

The operating budget for our first full fiscal year consists primarily of planned marketing expenditures and legal and accounting expenses. Management’s estimate of our planned expenditures by category and by fiscal quarter for our first full fiscal year (July 1, 2014 through June 30, 2015) is set forth below:

Expense Category	Q1	Q2	Q3	Q4	Category Totals
Marketing expense	$0	$0	$5,000	$5,000	$10,000
Legal and accounting	$5,000	$2,000	$1,500	$1,500	$10,000
Web hosting	$0	$0	$40	$40	$80
Totals	$5,000	$2,000	$6,540	$6,540	$20,080

As of June 30, 2014, we had $10,000 in cash and $7,081 in working capital.  Our ability to fund the budget set forth above will therefore depend upon on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash, exclusive of any revenue, to fund our budget until the end of our fiscal year beginning July 1, 2014.  If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired.   Our ability to fund our planned budget beyond our current fiscal year will be contingent upon us realizing sales revenue sufficient to fund our ongoing operating expenses, and/or upon obtaining additional financing.

Significant Equipment

We do not intend to purchase any additional significant equipment for the next twelve months.

Results of Operations for the Period from June 26, 2014 (Date of Inception) until June 30, 2014

We generated no revenue and incurred $2,919 in expenses for the period from inception on June 26, 2014 until June 30, 2014.  Our expenses consisted of professional expenses.  We therefore recorded a net loss of $2,919 for the period from inception on June 26, 2014 until June 30, 2014. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Liquidity and Capital Resources

As of June 30, 2014, we had total current assets of $10,000 consisting entirely of cash. We had current liabilities of $2,919 as of June 30, 2014.  Accordingly, we had working capital of $7,081 as of June 30, 2014.

Operating activities used $2,919 in cash and generated no cash for the period from inception on June 26, 2014 until June 30, 2014.  Financing Activities during the period from inception on June 26, 2014 until June 30, 2014 generated $10,000 in cash.

As outlined above, we expect to spend approximately $20,080 toward the initial implementation of our business plan over the course of our first full fiscal year.  As of June 30, 2014, we had $10,000 in cash.  The success of our business plan therefore depends on raising funds through the current offering. In order to execute on our business plan over the next twelve months, we will require additional funding at or near the maximum offering amount ($15,000). Using only existing capital resources, and if no funding is received through the offering or otherwise, we will have sufficient funds to conduct our planned operations until approximately February of 2015, at which point we will lack the resources to embark on our planned marketing efforts.  If the maximum offering is sold, we should have sufficient cash to carry out our business plan until the end of our fiscal year beginning July 1, 2014.  If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired.   Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares. Our ability to operate beyond our current fiscal year is contingent upon us obtaining additional financing and/or upon realizing revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

24

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of June 30, 2014, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officer and director and his age as of the date of this Prospectus is as follows:

Name	Age	Position(s) and Office(s) Held
Daniel Davis	36	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of our current executive officer and director.

Daniel Davis.   Mr. Davis was appointed as our President, CEO, CFO, and sole Director concurrently with his founding of the company on June 26, 2014.  Mr. Davis currently works as a Data Analyst in the Accounting / Analytics department at Academy Mortgage Corporation, a position he has held since September of 2013. From March of 2013 to September of 2013, he served as an Operations Executive at Infosys Limited. From May of 2006 through March of 2013, Mr. Davis worked in a variety of areas at Select Portfolio Services (SPS), including Fulfillment Center, Loan Resolution, System Support, and Information Technologies. Infosys rebadged Mr. Davis after a strategic decision by SPS to realign their Information Technologies department. Mr. Davis was with Wells Fargo Financial from January of 2003 through May of 2006, where he served as a Credit Manager and Assistant Store Manager. Mr. Davis holds a Bachelor’s degree in Business Management with a Finance emphasis from Brigham Young University (April 2003).

There are no other items of specific professional experience, qualifications, or skills that led to his appointment as our sole officer and director.

25

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officer and director.

Executive Compensation

Compensation Discussion and Analysis

We presently do not have an employment agreement with our executive officer and have not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, we have not paid any cash and/or stock compensation to our sole executive officer.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Davis, President, CEO, CFO, and director	2014	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

26

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Daniel Davis	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our director for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Davis	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our director does not currently receive any compensation from the Company for his service as a member of the Board of Directors.

27

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 10,000,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Daniel Davis 10291 South 1300 East, #118 Sandy, UT 84094	10,000,000	100%
Common	Total all executive officers and directors	10,000,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.            On June 30, 2014, our founder, president, CEO, CFO, and sole director, Daniel Davis, subscribed for 10,000,000 shares of our common stock at a price of $0.001 per share, for a total subscription price of $10,000.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.93
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$250
Accounting fees and expenses	$5,500
Legal fees and expenses	$2,000
Total	$7,751.93

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On June 30, 2014, our founder, president, CEO, CFO, and sole director, Daniel Davis, subscribed for 10,000,000 shares of our common stock at a price of $0.001 per share, for a total subscription price of $10,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-laws (1)
5.1	Opinion of Anthony D. Guenther, Esq., with consent to use (1)
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Form of Subscription Agreement

(1) Incorporated by reference to Registration Statement on Form S-1 filed August 15, 2014.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

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2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4.     That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Sandy, Utah, on September 22, 2014.

ASN TECHNOLOGIES, INC.

By: /s/ Daniel Davis

Daniel Davis

Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Daniel Davis

Daniel Davis

Principal Executive Officer, Principal Financial Officer

Principal Accounting Officer, and sole Director

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